As filed with the Securities and Exchange Commission on October 7, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPRINGVIEW HOLDINGS LTD
(Exact name of registrant as specified in its charter)

Cayman Islands	1520	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

203 Henderson Road
#06-01
Henderson Industrial Park
Singapore 159546
(65) 6271 2282

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas 15th Floor New York, New York 10019 Telephone: (212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-278521)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN PROSPECTUS

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of Class A ordinary shares offered by SPRINGVIEW HOLDINGS LTD (the “Registrant”) by 250,000 Class A ordinary shares of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form F-1, as amended (File No. 333-278521) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2024, which was declared effective by the Commission on September 30, 2024. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
5.1	Opinion of Ogier regarding the validity of securities being registered

23.1	Marcum Asia CPAs LLP

23.2	Consent of Ogier (included in Exhibit 5.1)

107	Filing Fee Table

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 7, 2024.

SPRINGVIEW HOLDING LTD

By:	/s/ Zhuo Wang
Name:	Zhuo Wang
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jordan Yi Chun Tse
Name:	Jordan Yi Chun Tse
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	October 7, 2024	/s/ Zhuo Wang
Zhuo Wang, Chairman and Chief Executive Officer (principal executive officer)

Date:	October 7, 2024	/s/ Jordan Yi Chun Tse
Jordan Yi Chun Tse, Chief Financial Officer (principal financial officer and principal accounting officer)

Date:	October 7, 2024	/s/ Siew Yian Lee
Siew Yian Lee, Director

Date:	October 7, 2024	/s/ Edward C Ye
Edward C Ye, Director
Date:	October 7, 2024	/s/ Mikael Charette
Mikael Charette, Director

Date:	October 7, 2024	/s/ Hung Yu Wu
Hung Yu Wu, Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on October 7, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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